                                                                    EXHIBIT 99.2


                              COINSURANCE AGREEMENT


                                     between


                   JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


                                       and


                     UNICARE LIFE & HEALTH INSURANCE COMPANY

                                TABLE OF CONTENTS
                                                                        Page
                                                                        ----
                                                                        ----

ARTICLE I.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE II.  REINSURANCE CLOSING; CONDITIONS TO REINSURANCE CLOSING. . .  9

     2.1  Reinsurance Closing. . . . . . . . . . . . . . . . . . . . . .  9
     2.2  Conditions to Reinsurance Closing. . . . . . . . . . . . . . .  9

ARTICLE III.  COINSURED POLICIES . . . . . . . . . . . . . . . . . . . . 10
     3.1  Coinsured Policies . . . . . . . . . . . . . . . . . . . . . . 10
     3.2  Liability of Reinsurer . . . . . . . . . . . . . . . . . . . . 10
     3.3  Regulatory Filings and Approvals . . . . . . . . . . . . . . . 11

ARTICLE IV.  GBO EXCLUDED BUSINESS . . . . . . . . . . . . . . . . . . . 11

     4.1  Coinsurance Agreement Inapplicable to GBO Excluded Business. . 11
     4.2  Company's Indemnification for GBO Excluded Business. . . . . . 11

ARTICLE V.  EXISTING GBO POLICIES. . . . . . . . . . . . . . . . . . . . 11

     5.1  Reinsurance of Existing GBO Policies at Effective Time . . . . 11
     5.2  Value of Reserves. . . . . . . . . . . . . . . . . . . . . . . 11
     5.3  Reinsurer's Indemnification for Existing GBO Policies. . . . . 12
     5.4  Company's Indemnification for Existing GBO Policies. . . . . . 12

ARTICLE VI.  TRANSITION GBO POLICIES . . . . . . . . . . . . . . . . . . 12

     6.1  Issuance of Transition GBO Policies by the Company . . . . . . 12
     6.2  Reinsurance of Transition GBO Policies . . . . . . . . . . . . 13
     6.3  Reinsurer's Indemnification for Transition GBO Policies. . . . 13
     6.4  Company's Indemnification for Transition GBO Policies. . . . . 13
     6.5  Maintenance of Licenses. . . . . . . . . . . . . . . . . . . . 14
     6.6  Limitations on Writing of Transition GBO Policies. . . . . . . 14

ARTICLE VII.  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . 15

     7.1  Reinsurer's Recordation of Liabilities . . . . . . . . . . . . 15


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                                                                        Page
                                                                        ----

     7.2  Administration . . . . . . . . . . . . . . . . . . . . . . . . 15
     7.3  Authorized Representatives . . . . . . . . . . . . . . . . . . 15
     7.4  Maintenance and Inspection of Records. . . . . . . . . . . . . 16
     7.5  Misunderstandings and Oversights . . . . . . . . . . . . . . . 16
     7.6  Age, Sex and Other Adjustments . . . . . . . . . . . . . . . . 16
     7.7  Reinstatements . . . . . . . . . . . . . . . . . . . . . . . . 16
     7.8  Contract Changes or Reserve Assumption Changes . . . . . . . . 17
     7.9  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE VIII.  CONSIDERATION FOR REINSURANCE AND POLICY PREMIUMS . . . . 18

     8.1  Assets to be Transferred at Effective Time . . . . . . . . . . 18
     8.2  Transition GBO Policies. . . . . . . . . . . . . . . . . . . . 18
     8.3  Policy Premiums and Other Amounts. . . . . . . . . . . . . . . 18

ARTICLE IX.  BENEFITS AND OTHER PAYMENTS BY REINSURER. . . . . . . . . . 18

     9.1  Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     9.2  Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     9.3  Claims Payments. . . . . . . . . . . . . . . . . . . . . . . . 19
     9.4  Remittance of Third Party Reinsurance. . . . . . . . . . . . . 19
     9.5  Allowance for Commissions and Expenses . . . . . . . . . . . . 20
     9.6  Experience Rating Refunds. . . . . . . . . . . . . . . . . . . 20

ARTICLE X.  DUTY OF COOPERATION. . . . . . . . . . . . . . . . . . . . . 20

     10.1  Duty of Cooperation . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE XI.  ACCOUNTING AND SETTLEMENT . . . . . . . . . . . . . . . . . 21

     11.1 Remittances. . . . . . . . . . . . . . . . . . . . . . . . . . 21
     11.2 Quarterly Report . . . . . . . . . . . . . . . . . . . . . . . 21
     11.3 Amounts Due Either Party . . . . . . . . . . . . . . . . . . . 21
     11.4 Interest on Delayed Payments . . . . . . . . . . . . . . . . . 21

ARTICLE XII.  DURATION AND TERRITORY . . . . . . . . . . . . . . . . . . 22

     12.1 Duration . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     12.2 Reinsurer's Liability. . . . . . . . . . . . . . . . . . . . . 22
     12.3 Territory. . . . . . . . . . . . . . . . . . . . . . . . . . . 22


ARTICLE XIII.  INSOLVENCY. . . . . . . . . . . . . . . . . . . . . . . . 22

     13.1 Payments by Reinsurer. . . . . . . . . . . . . . . . . . . . . 22
     13.2 Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE XIV.  ARBITRATION. . . . . . . . . . . . . . . . . . . . . . . . 23

     14.1 General. . . . . . . . . . . . . . . . . . . . . . . . . . . . 23


                                      ii

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                                                                        Page
                                                                        ----

ARTICLE XV.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . 23

     15.1  The Reinsurer . . . . . . . . . . . . . . . . . . . . . . . . 23
     15.2  The Company . . . . . . . . . . . . . . . . . . . . . . . . . 24
     15.3  Indemnification Procedures. . . . . . . . . . . . . . . . . . 24
     15.4  Survival of Article . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE XVI.  MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . 24

     16.1  No Third Party Beneficiaries. . . . . . . . . . . . . . . . . 24
     16.2  Headings and Exhibit. . . . . . . . . . . . . . . . . . . . . 25
     16.3  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     16.4  Severability. . . . . . . . . . . . . . . . . . . . . . . . . 26
     16.5  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . 26
     16.6  Successors and Assigns. . . . . . . . . . . . . . . . . . . . 26
     16.7  Execution in Counterparts . . . . . . . . . . . . . . . . . . 26
     16.8  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . 27
     16.9  Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     16.10 Interpretation. . . . . . . . . . . . . . . . . . . . . . . . 27
     16.11 Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . 27
     16.12 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . 27

EXHIBIT A  QUARTERLY/ANNUAL REPORT

                              COINSURANCE AGREEMENT

          This Coinsurance Agreement (the "Coinsurance Agreement") is made and entered into as of the Effective Time (as hereinafter defined), between JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a mutual life insurance company organized under the laws of Massachusetts (the "Company"), and UNICARE LIFE & HEALTH INSURANCE COMPANY, a stock life insurance company organized under the laws of Delaware (the "Reinsurer").

          WHEREAS, the Company and WellPoint Health Networks Inc., a California corporation ("WellPoint") and the indirect parent of the Reinsurer, have entered into a Purchase and Sale Agreement, dated as of October 10, 1996, as amended, (the "Purchase Agreement"), which provides for the sale by the Company to WellPoint and the Reinsurer of the GBO Included Business (as hereinafter defined); and

          WHEREAS, to effect such sale of the GBO Included Business, the Purchase Agreement provides for, among other things, the sale and transfer by the Company to WellPoint or the Reinsurer of the GBO Division Assets (as hereinafter defined) and the assignment by the Company, and assumption by WellPoint or the Reinsurer, of the GBO Division Liabilities (as hereinafter defined), as well as the sale by John Hancock Subsidiaries, Inc., a wholly-owned subsidiary of the Company, of the GBO Subsidiary Shares (as hereinafter defined) to WellPoint; and

          WHEREAS, certain of the GBO Division Assets are to be sold and transferred by the Company to the Reinsurer, and certain of the GBO Division Liabilities are to be transferred by the Company and assumed by the Reinsurer, under this Coinsurance Agreement; and

          WHEREAS, the Company has agreed to cede to the Reinsurer, and the Reinsurer has agreed to accept and indemnity reinsure, on a 100% coinsurance basis, all of the Reserves and Liabilities (as hereinafter defined) arising under or with respect to the Coinsured Policies (as hereinafter defined) as contemplated by the Purchase Agreement and this Coinsurance Agreement; and

          WHEREAS, the Reinsurer has agreed to perform administrative services with respect to the Coinsured Policies pursuant to an administration agreement (the "Administration

Agreement") entered into between the Company and the Reinsurer as of the Effective Time; and

          WHEREAS, the Company and the Reinsurer may, at the option of the Reinsurer, enter into an Assumption Agreement substantially in the form attached as Annex C to the Purchase Agreement (the "Assumption Agreement"), under which Reinsurer may, in its sole discretion, assumption reinsure such Coinsured Policies, with a concurrent novation and complete release of the Company from any liability under such Coinsured Policies, on a state by state basis after the Effective Time upon the receipt of any and all applicable regulatory approvals and notice to relevant policyholders followed by expiration of the applicable period with no opt out by such policyholders or the obtaining of required consents from such policyholders, as the case may be.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the Company and the Reinsurer mutually agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

          As used in this Coinsurance Agreement, the following capitalized terms shall have the following meanings (definitions are applicable to both the singular and the plural forms of each term defined in this Article I):

          "ACCOUNTING PERIOD" means a calendar quarter, except that the first Accounting Period shall be the period commencing with the Effective Time and ending with the last day of then current calendar quarter, and the final Accounting Period shall be the period commencing with the first day of the calendar quarter that includes the day on which the Company's liability under the last Coinsured Policy either terminates or is novated, and ending on such day.

          "ADMINISTRATION AGREEMENT" shall have the meaning set forth in the fifth recital hereof.

          "AFFILIATE" of a specified Person means a Person that (at the time when the determination is to be made) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified Person. As used in the foregoing sentence, the terms "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "ASO CONTRACT" means a Contract issued by the Company pursuant to which the Company provides only administrative services to customers of the GBO Business.

          "ASSUMPTION AGREEMENT" shall have the meaning set forth in the sixth recital hereof.

          "BENEFITS" shall have the meaning set forth in Section 9.1 hereof.

          "BUSINESS DAY" means any day (other than a Saturday or Sunday) on which banks are permitted to be open and transact business in Boston, Massachusetts and Los Angeles, California.

          "CLOSING GAAP BALANCE SHEET" shall have the meaning set forth in
Section 1.5(a) of the Purchase Agreement.

          "COINSURED POLICIES" means the Existing GBO Policies and the Transition GBO Policies.

          "COMMISSIONS" means all sales commissions, production bonuses or other payments in cash or kind payable to agents in the ordinary course of business with respect to the origination or renewal of any Coinsured Policies.

          "CONTRACTS" means all agreements or contracts, including, without limitation, all ASO Contracts, reinsurance agreements, coinsurance agreements, pooling agreements, network agreements, agents', brokers' and other intermediaries' agreements, mortgages, indentures, notes, guarantees, leases, purchase agreements and sale agreements.

          "EFFECTIVE TIME" shall have the meaning set forth in Section 2.1 hereof.

          "EXISTING GBO POLICIES" means all GBO Business Policies other than GBO Excluded Business Policies issued by the Company before the Effective Time which are in effect on the Effective Time and such GBO Business Policies not in effect on the Effective Time, for which Reserves have been established on the Closing GAAP Balance Sheet, which will be coinsured by Reinsurer at the Effective Time (but excluding all coverages other than life, accidental death and dismemberment, survivor income benefits, long-term disability and short-term disability coverages which expired more than three (3) years prior to the Effective Time and which are part of the GBO Included Business) pursuant to this Coinsurance Agreement.

          "EXTRA CONTRACTUAL OBLIGATIONS" means (i) liabilities which arise from negligence or bad faith in claims practices with respect to Coinsured Policies, or (ii) liabilities for loss in excess of the limit of the Company's original policy applicable to any Coinsured Policy. Notwithstanding the foregoing, the Reinsurer shall have no liability for any Extra Contractual Obligations to the extent they arise out of or are based on bad faith claims practices, willful misconduct, fraud or gross negligence of the Company or its Affiliates (without attributing to the Company or its Affiliates the actions of the Reinsurer or its Affiliates).

          "GBO BUSINESS" means the United States, Puerto Rico and Guam group benefit operations of the Company, including the ASO Contracts business, the group health, group dental, group vision, group long-term disability, group short-term disability, group accident and sickness, and group pharmacy business, the business conducted by the GBO Subsidiaries, network arrangements, group life businesses, group accidental death and dismemberment business, individual accident and health converted business and individual life converted business, but EXCLUDING the business conducted by HealthPlan Management Services, Inc., long-term care insurance, group creditor insurance and all insurance business written outside of the United States by the International Group Program business unit of the Company either directly by the Company or through John Hancock Services Internacionais S/C Limitada, John Hancock International Services, S.A. and John Hancock International Services Pte, Ltd., by the Maritime Life Assurance Company, by P.T Asuransi Jiwa Bumiputera John pancock, by P.T. Indras Insan Jaya Utama, by John Hancock Life Insurance (Malaysia) Berhad, by John Hancock Life Assurance Company, Ltd., and by The Interlife Assurance Public Company Ltd. or otherwise by the Company or any of its Affiliates.

          "GBO BUSINESS POLICIES" means all Insurance Policies issued in the United States, Puerto Rico or Guam by the Company as part of the GBO Business.

          "GBO DIVISION ASSETS" means the GBO Included Assets held directly by the Company.

          "GBO DIVISION LIABILITIES" means the GBO Included Liabilities which are direct obligations of the Company.

          "GBO EXCLUDED BUSINESS" means (i) all group life insurance business and/or group accidental death and dismemberment business constituting part of the GBO Business engaged in directly by the Company ("Life or ADD") but issued to clients of the GBO Business who are not also clients of the GBO Business with respect to ASO Contracts business, group health, group dental, group vision, group long-term disability, group short-term disability, group accident and sickness, group pharmacy or network arrangements business engaged in directly by the Company ("Accident and Health") PROVIDED, HOWEVER, that notwithstanding the foregoing, the following shall constitute GBO Excluded Business:

               (w) any Life or ADD policy which after June 30, 1996 and prior to the date of the Purchase Agreement is sold to or committed to a client (and disclosed to WellPoint) which was an Accident and Health client of the GBO Business as of June 30, 1996, regardless as to when such Life or ADD policy is actually effective, executed or delivered;

               (x) any Life or ADD policy which became effective prior to July 1, 1996 with respect to a client which subsequent to June 30, 1996 and prior to the Effective Time becomes an Accident and Health client of the GBO Business;

               (y) all guaranteed access accounts constituting part of the GBO Business, other than such accounts affiliated with the Company, Ford Motor Company and Digital Equipment Corporation; and

               (z) all supplementary contracts without life contingencies constituting part of the GBO Business, other than such contracts with Ford Motor Company; and

               (ii) all individual life converted insurance policies issued prior to the Effective Time relating to or arising from the GBO Business.

          "GBO EXCLUDED BUSINESS POLICIES" means all Insurance Policies constituting part of the GBO Excluded Business.

          "GBO INCLUDED ASSETS" means all right, title and interest in and to
(i) every species of property other than cash and Investment Assets, real, personal and mixed, tangible and intangible, used primarily or exclusively in the conduct of the GBO Included Business as of the Effective Time with such modifications and adjustments as are set forth in Section 1.1(a) of the Purchase Agreement, and the rights under all GBO Included Contracts as of the Effective Time, and (ii) such amount of cash and Investment Assets as are required to be transferred from the Company to WellPoint and/or the Reinsurer under Section 8.1 of this Coinsurance Agreement and Section 1.5 of the Purchase Agreement.

          "GBO INCLUDED BUSINESS" means the GBO Business other than the GBO Excluded Business.

          "GBO INCLUDED CONTRACT" means a Contract relating primarily or exclusively to the GBO Included Business and to which the Company or one of the GBO Subsidiaries is a party and which is in effect as of the Effective Time.

          "GBO INCLUDED LIABILITIES" means those liabilities and obligations of the Company and the GBO Subsidiaries under the GBO Included Contracts and those liabilities and obligations as of the Effective Time of the GBO Included Business for which, in accordance with the Company's past accounting practices and procedures, amounts would be included within the categories of liabilities identified on the Form of Closing GAAP Balance Sheet, with such modification and adjustments as are set forth in Section 1.1(a) of the Purchase Agreement. All of the GBO Included Liabilities shall have been incurred by the Company or the GBO Subsidiaries, as the case may be, in the ordinary course of business and shall be within the categories reflected in the Closing GAAP Balance Sheet.

          "GBO SUBSIDIARIES" means Cost Care, Inc., TriState, Inc. and Hancock Association Services Group, Inc.

          "GBO SUBSIDIARY SHARES" means all of the capital stock of Cost Care, Inc. and Hancock Association Services Group, Inc., and the 60% of the capital stock of TriState, Inc. owned by John Hancock Subsidiaries, Inc.

          "INSURANCE POLICIES" means all insurance policies, contracts, binders or certificates of insurance (including certificates issued with respect to group insurance policies), and all riders, endorsements and amendments thereto.

          "INVESTMENT ASSETS" means United States treasury securities or publicly traded bonds of United States corporations rated NAIC Category 1 or 2 by the Securities Valuation Office of the National Association of Insurance Commissioners.

          "PERMITTED JURISDICTIONS" means the fifty states of the United States, the District of Columbia, Puerto Rico and Guam.

          "PERSON" means any corporation, individual, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust or other entity.

          "POLICYHOLDER" means a holder of a Coinsured Policy.

          "PURCHASE AGREEMENT" shall have the meaning set forth in the first recital hereof.

          "QUARTERLY REPORT" shall have the meaning set forth in Section 11.2 hereof.

          "REINSURANCE CLOSING" shall have the meaning set forth in Section 2.1 hereof.

          "REINSURANCE CLOSING DATE" shall have the meaning set forth in Section
2.1 hereof.

          "RESERVES" means the Company's reserves computed as of a specified date and relating to the Company's business with respect to the Coinsured Policies for all amounts of (i) unearned premiums and (ii) all losses and all loss adjustment expenses, net of Third Party Reinsurance, calculated under SAP and as would be described in the Company's Statutory Annual Statement on exhibits 8, 9, 10 or 11 (or any other exhibit then applicable) to such Annual Statement of "Liabilities, Surplus and Other Funds" as if such Annual Statement were being filed as of such specified date.

          "RESERVES AND LIABILITIES" means all of the Reserves and other liabilities and associated rights and obligations arising under the Coinsured Policies INCLUDING, but not limited to, liabilities for Benefits, surrenders, returns and premium refunds, but EXCLUDING liabilities for guaranty fund assessments and taxes that arise from or relate to the Existing GBO Policies and are incurred during the period ending with the Effective Time.

          "SAP" means statutory accounting practices prescribed or permitted by the Insurance Department of the Commonwealth of Massachusetts for the preparation of annual and quarterly statements by life insurance companies.

          "SERVICE AGREEMENT" means the Service Agreement entered into by the Company, as service provider, and Reinsurer as of the Effective Time.

          "THIRD PARTY REINSURANCE" shall mean all contracts of reinsurance with The Maritime Life Assurance Company and with independent parties unaffiliated with the Company or any of its Affiliates under which the Company's Reserves and Liabilities with respect to the Coinsured Policies or some portion thereof are transferred, whether or not such contracts of reinsurance are also applicable to business other than the Coinsured Policies.

          "TRANSITION GBO POLICIES" means all GBO Business Policies that are issued or renewed by the Company after the Effective Time and coinsured by the Reinsurer pursuant to Article VI hereof.

          "TRANSITION TERMINATION DATE" means, with respect to Coinsured Policies in each Permitted Jurisdiction, the earliest of (i) ninety (90) days after the date that Reinsurer has obtained all licenses and form and rate approvals necessary to write all of the GBO Business Policies other than group life insurance policies and group accidental death and dismemberment insurance policies in such jurisdiction, (ii) the date of consummation of assumption reinsurance of, and novation by the Company with respect to, all Coinsured Policies in such jurisdiction, and (iii) twenty-four (24) months from the Reinsurance Closing Date with respect to group life, group accidental death and dismemberment, long-term disability and survivor income Coinsured Policies, and thirty (30) months from the date of the Reinsurance Closing Date with respect to all other Coinsured Policies.

                                   ARTICLE II.

             REINSURANCE CLOSING; CONDITIONS TO REINSURANCE CLOSING


          2.1 REINSURANCE CLOSING. The closing hereunder for the reinsurance of the Existing GBO Policies (the "Reinsurance Closing") shall take place upon the date of satisfaction of the conditions set forth in Section 2.2 below at the offices of Rogers & Wells, 200 Park Avenue, New York, New York 10166 unless the parties shall have agreed in writing to another date (such date being hereinafter referred to as the "Reinsurance Closing Date"). This Coinsurance Agreement shall become effective as of 12:02 A.M. Eastern Time on the Reinsurance Closing Date (the "Effective Time") or such other time and date as may be agreed by the parties hereto.

          2.2 CONDITIONS TO REINSURANCE CLOSING. The consummation of the transactions contemplated under this Coinsurance Agreement on the Reinsurance Closing Date and the related obligations of the Company and the Reinsurer with respect thereto are subject to the prior satisfaction of the following conditions, unless waived in writing by both the Company and the Reinsurer:

          (a) the Purchase Agreement shall have been executed and delivered by the Company and WellPoint.

          (b) the Administration Agreement shall have been executed and delivered by the Company and the Reinsurer, as service provider; and

          (c) the Service Agreement shall have been executed and delivered by the Company, as service provider, and the Reinsurer; and

          (d) the Assumption Agreement shall have been executed and delivered by the Company and the Reinsurer; and

          (e) consummation of all other transactions contemplated under the Purchase Agreement, excluding those transactions contemplated under the Assumption Agreement to be consummated after the Reinsurance Closing Date, but including, without limitation, payment by the Reinsurer of the Purchase Price as required by Section 1.1(b) of the Purchase Agreement, the transfer of all of the GBO Division Assets and GBO Division Liabilities required to be transferred at the closing under the

     Purchase Agreement and not transferred under this Coinsurance Agreement, as well as the sale of the GBO Subsidiary Shares and the receipt by the Company or the Reinsurer, as the case may be, of any and all governmental approvals necessary for the consummation of the transactions contemplated under this Coinsurance Agreement and the Purchase Agreement.


                                  ARTICLE III.

                               COINSURED POLICIES

          3.1  COINSURED POLICIES.

          (a) From and after the Effective Time, the Company hereby cedes and the Reinsurer hereby assumes on the terms and conditions and for the considerations hereinafter contained, a 100% coinsurance share of the Company's Reserves and Liabilities, after reduction for Third Party Reinsurance, with respect to Existing GBO Policies and Transition GBO Policies to be issued or entered into by the Company in the future pursuant to this Article III, paragraph (c) and Article VI, but excluding (i) the GBO Excluded Business Policies and (ii) liabilities to the extent arising out of, based upon or relating to bad faith claims practices, willful misconduct, fraud or gross negligence of the Company or its Affiliates (without attributing to the Company or its Affiliates the actions of the Reinsurer or its Affiliates).

          (b) It is understood and agreed that the portion of the Coinsured Policies consisting of the Existing GBO Policies shall be ceded by the Company and reinsured by the Reinsurer in accordance with the terms, conditions and limitations specified in Article V herein.

          (c) It is further understood and agreed that the portion of the Coinsured Policies consisting of the Transition GBO Policies shall be issued and automatically and immediately thereupon ceded by the Company and reinsured by the Reinsurer in accordance with the terms, conditions and limitations specified in Article VI herein.

          3.2 LIABILITY OF REINSURER. The liability of the Reinsurer with respect to each cession shall commence obligatorily and simultaneously with that of the Company according to the terms, conditions and limitations hereinafter set forth. The Reinsurer shall benefit from all reductions of losses by compromise, Third Party Reinsurance or otherwise.

          3.3 REGULATORY FILINGS AND APPROVALS. The Company and the Reinsurer agree to cooperate in good faith and use their commercially reasonable efforts to make all necessary insurance regulatory filings and to obtain all insurance regulatory approvals required for the consummation of the transactions contemplated by this Coinsurance Agreement.


                                   ARTICLE IV.

                              GBO EXCLUDED BUSINESS

          4.1  COINSURANCE AGREEMENT INAPPLICABLE TO GBO EXCLUDED
BUSINESS. This Coinsurance Agreement does not apply to and specifically excludes the GBO Excluded Business. The Company shall retain any and all liabilities and risks with respect to the GBO Excluded Business Policies, and all profit, loss or expense from the GBO Excluded Business shall be for the account of the Company.

          4.2 COMPANY'S INDEMNIFICATION FOR GBO EXCLUDED BUSINESS. The Company shall assume and indemnify fully the Reinsurer and its Affiliates for any and all damages, costs and expenses, including reasonable attorneys' fees and disbursements, arising out of, based upon or relating to the GBO Excluded Business.

                                   ARTICLE V.

                              EXISTING GBO POLICIES

          5.1  REINSURANCE OF EXISTING GBO POLICIES AT EFFECTIVE
TIME. Effective as of the Effective Time, the Company shall cede, and the Reinsurer shall accept, on a 100% coinsurance basis, all of the Company's Reserves and Liabilities, and all risks, past, present and future, except as otherwise provided herein, with respect to the Existing GBO Policies, after reduction for Third Party Reinsurance.

          5.2 VALUE OF RESERVES. The value of the Company's Reserves as of the Effective Time with respect to the Existing GBO Policies shall be established by the Closing GAAP Balance

Sheet audited by Coopers & Lybrand, pursuant to the terms and conditions set forth in Section 1.5 of the Purchase Agreement.

          5.3 REINSURER'S INDEMNIFICATION FOR EXISTING GBO POLICIES. The Reinsurer shall assume and indemnify fully the Company for any and all damages, costs and expenses, including reasonable attorneys' fees and disbursements, arising out of, based upon or relating to the Existing GBO Policies so transferred to the Reinsurer as of the Effective Time under this Coinsurance Agreement, including, without limitation, liabilities for Extra Contractual Obligations; PROVIDED, HOWEVER, that the Reinsurer shall have no obligation to indemnify hereunder for liabilities to the extent such damages, costs and expenses arise out of, are based on or are related to any bad faith claims practices, willful misconduct, fraud or gross negligence of the Company or its Affiliates (without attributing to the Company or its Affiliates the actions of the Reinsurer or its Affiliates).

          5.4 COMPANY'S INDEMNIFICATION FOR EXISTING GBO POLICIES. The Company shall assume and indemnify fully the Reinsurer for any and all damages, costs and expenses, including reasonable attorneys' fees and disbursements, arising out of, based upon or relating to the Existing GBO Policies to the extent such damages, costs and expenses arise out of or are based on any bad faith claims practices, willful misconduct, fraud or gross negligence of the Company or its Affiliates (without attributing to the Company or its Affiliates the actions of the Reinsurer or its Affiliates).

                                   ARTICLE VI.

                             TRANSITION GBO POLICIES

          6.1 ISSUANCE OF TRANSITION GBO POLICIES BY THE COMPANY. Subject to the limitations contained in Section 6.6 hereof, the Company shall be obligated to issue Transition GBO Policies in the Permitted Jurisdictions consisting of GBO Business Policies that are (i) GBO Business Policies issued to Persons that are not Policyholders as of the Effective Time excluding group term life insurance policies and group accidental death and dismemberment policies; PROVIDED, HOWEVER, that no such new GBO Business Policies shall be issued in Puerto Rico or Guam, (ii) renewal GBO Business Policies (including but not limited to those required to be issued by law) excluding renewals with respect to the GBO Excluded Business, (iii) individual converted accident and health policies issued pursuant to a group GBO Business Policy, and
(iv) individual converted life policies issued pursuant to a group GBO Business Policy other than any group GBO Business Policy constituting part of the GBO Excluded Business. The Company shall have no other obligations to issue new or renewal or converted policies as Transition GBO Policies. In addition, any renewal or converted policies issued by the Company as required by law after the applicable Transition Termination Date arising directly or indirectly with respect to any policy previously reinsured under this Coinsurance Agreement shall constitute Transition GBO Policies and automatically and immediately be ceded under this Coinsurance Agreement.

          6.2 REINSURANCE OF TRANSITION GBO POLICIES. The Company shall cede and the Reinsurer shall accept, on a 100% coinsured basis, all of the Company's Reserves and Liabilities, after reduction for Third Party Reinsurance, if any, and all risks, past, present and future, except as otherwise provided herein, with respect to the Transition GBO Policies. All Transition GBO Policies shall be automatically and immediately ceded to the Reinsurer as of the date such Transition GBO Policies are issued as provided herein.

          6.3 REINSURER'S INDEMNIFICATION FOR TRANSITION GBO POLICIES. The Reinsurer shall assume and indemnify fully the Company for any and all damages, costs and expenses, including reasonable attorneys' fees and disbursements, arising out of, based upon or relating to the Transition GBO Policies so transferred to the Reinsurer under this Coinsurance Agreement, including, without limitation, liabilities for Extra Contractual Obligations; PROVIDED, HOWEVER, that the Reinsurer shall have no obligation to indemnify hereunder for liabilities to the extent they arise out of, are based on or are related to any bad faith claims practices, willful misconduct, fraud or gross negligence of the Company or its Affiliates (without attributing to the Company or its Affiliates the actions of the Reinsurer or its Affiliates).

          6.4. COMPANY'S INDEMNIFICATION FOR TRANSITION GBO POLICIES. The Company shall assume and indemnify fully the Reinsurer for any and all damages, costs and expenses, including reasonable attorneys' fees and disbursements, arising out of, based upon or relating to the Transition GBO Policies to the extent such damages, costs and expenses arise out of, are based on or are related to any bad faith claims practices, willful misconduct, fraud or gross negligence of the Company or its Affiliates (without attributing to the

Company or its Affiliates the actions of the Reinsurer or its Affiliates).

          6.5 MAINTENANCE OF LICENSES. The Company shall use its commercially reasonable efforts to maintain its licenses and other approvals in the Permitted Jurisdictions to the extent necessary to issue and cede the Transition GBO Policies pursuant to the terms of this Coinsurance Agreement.

          6.6 LIMITATIONS ON WRITING OF TRANSITION GBO POLICIES. Unless otherwise agreed to by the parties hereto, the Company shall not be required to issue and cede Transition GBO Policies in any amount in any jurisdiction after the Transition Termination Date for that jurisdiction; except with respect to any renewal or conversion policies issued by the Company as required by law after the Transition Termination Date arising directly or indirectly with respect to any Coinsured Policy previously reinsured under this Coinsurance Agreement. Notwithstanding any other provision of this Coinsurance Agreement, prior to the last Transition Termination Date, the Company shall not be required to issue and cede (i) any Transition GBO Policies if upon issuance thereof the original gross written premiums for the aggregate of all Transition GBO Policies issued under this Coinsurance Agreement during the first year after the Effective Time, determined in accordance with SAP, would exceed an amount equal to 125% of the original gross written premiums for GBO Included Business during 1996, determined in accordance with SAP, (ii) any Transition GBO Policies if upon issuance thereof the original gross written premiums for the aggregate of all Transition GBO Policies issued under this Coinsurance Agreement during the eighteen (18) months after the termination of the first year after the Effective Time, determined in accordance with SAP, would exceed an amount equal to 100% of the original gross written premiums for GBO Included Business during 1996, determined in accordance with SAP, (iii) any Transition GBO Policies at any time that the Delaware Insurance Department has issued a corrective order regarding the risk based capital level of the Reinsurer and the subject matter of such corrective order has gone uncured for a period of thirty (30) consecutive days,
(iv) any Transition GBO Policies to the extent that any applicable law, regulation, rule or stated position of a regulatory authority would prohibit the insurance or reinsurance of such Transition GBO Policies as contemplated hereunder, or (v) any Transition GBO Policies issued in a Permitted Jurisdiction, in the event that the Reinsurer's certificate of authority to do business in such Permitted Jurisdiction has not been obtained or has been revoked or suspended; PROVIDED, HOWEVER, that the Company shall issue and cede as Transition GBO Policies renewals of Existing GBO Policies issued in Maine, New Hampshire, Guam and Puerto Rico. The Company and the Reinsurer agree that upon the occurrence of any such event described in clause (iv) of the first sentence of this Section, they will (y) use all commercially reasonable efforts to construct an arrangement substantially similar to the reinsurance of the Transition GBO Policies contemplated herein which avoids the adverse consequences described in the immediately preceding sentence, in form and substance and with such indemnities as shall be mutually acceptable to the parties, or (z) use their respective commercially reasonable efforts to effect as soon as reasonably practicable the complete transfer to the Reinsurer of the Transition GBO Policies, and all other Coinsured Policies, with respect to which any of the adverse effects described in the immediately preceding sentence apply, together with a novation with respect to the Company for all such Transition GBO Policies and other Coinsured Policies through assumption reinsurance, cancellation and rewriting of insurance policies or another arrangement mutually satisfactory to the parties.

                                  ARTICLE VII.

                               GENERAL PROVISIONS

          7.1 REINSURER'S RECORDATION OF LIABILITIES. The Reinsurer shall record all Reserves and Liabilities assumed under the terms of this Coinsurance Agreement on its books and SAP financial statements in accordance with SAP.

          7.2 ADMINISTRATION. The Reinsurer, as service provider, shall perform administration services with respect to the Coinsured Policies in accordance with the terms and provisions of the Administration Agreement.

          7.3 AUTHORIZED REPRESENTATIVES. The Company and the Reinsurer shall each appoint from time to time one or more individuals who shall serve as contact person(s) and authorized representative(s) of such party for the purpose of carrying out this Coinsurance Agreement. Such representatives shall be authorized to act on behalf of their respective parties as to matters pertaining to this Coinsurance Agreement. Each party shall notify the other, in writing, as to the name, address and telephone number for every such designated contact person and authorized representative, and for every replacement thereof.

          7.4 MAINTENANCE AND INSPECTION OF RECORDS. The Company shall retain possession of all books, records, papers or any other documents relating to the Coinsured Policies that are required by law to be retained in the possession of the Company in segregated files, in an orderly and organized condition and in its principal offices in Boston, Massachusetts. All other books, records, papers and documents relating to the Coinsured Policies shall be maintained by the Reinsurer, as service provider, pursuant to the terms and conditions of the Administration Agreement. Each party and its designated representatives shall have the right to inspect, review and copy the papers and any and all other books or documents relating to the Coinsured Policies maintained by the other party under this Coinsurance Agreement or the Administration Agreement. The rights of the parties under this Section shall survive termination of this Coinsurance Agreement.

          7.5 MISUNDERSTANDINGS AND OVERSIGHTS. If any delay, omission, error or failure to pay amounts due or to perform any other act required by this Coinsurance Agreement is unintentional and caused by misunderstanding or oversight, the Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred. The party first discovering such misunderstanding or oversight, or act resulting from the misunderstanding or oversight, will notify the other party in writing promptly upon discovery thereof, and the parties shall act to correct such misunderstanding or oversight within thirty (30) Business Days of receipt of such notice. However, this Section shall not be construed as a waiver by either party of its right to enforce strictly the terms of this Coinsurance Agreement.

          7.6 AGE, SEX AND OTHER ADJUSTMENTS. If the Company's liability under any of the Coinsured Policies is changed because of a misstatement of age or sex or any other material fact, the Reinsurer's liability under such Coinsured Policies shall be changed in an identical amount.

          7.7 REINSTATEMENTS. If a Coinsured Policy that is or has been reduced, terminated, or lapsed is reinstated while this Coinsurance Agreement is in force, the reinsurance for such Coinsured Policy shall be reinstated automatically to the amount that would be in force if the Coinsured Policy had not been reduced, terminated, or lapsed. The Company will pay to the Reinsurer in accordance with the Administration Agreement all amounts received by the Company in connection with the reinstatement.

          7.8 CONTRACT CHANGES OR RESERVE ASSUMPTION CHANGES. The Company shall not change (a) the terms and conditions of any Coinsured Policies, or
(b) the assumptions, including the statutory Reserve rate assumptions, used by the Company to establish the Reserves and Liabilities with respect to such Coinsured Policies without the prior written approval of the Reinsurer as to such change, except for changes required by any regulatory authority having jurisdiction over the Coinsured Policies or as otherwise required by law. In the event that the foregoing terms and conditions or assumptions, as the case may be, are required to be changed by any regulatory authority having jurisdiction over the Coinsured Policies, or as otherwise required by law, the Company shall immediately notify the Reinsurer of such required changes.

          7.9 LITIGATION. The Reinsurer shall be responsible for all costs and expenses relating to litigation of claims under the Coinsured Policies. The Company shall have the right to make ultimate decisions regarding the conduct, costs and expenses of such litigation. The Reinsurer shall be bound by all such ultimate decisions of the Company, provided that: (i) the Company shall consult with the Reinsurer prior to the Company's exercise of its decision-making authority pursuant to this Section 7.9, (ii) all decisions of the Company made hereunder shall (w) comply with the terms of the Coinsured Policies, (x) comply with all material laws, regulations and orders applicable to the Company with respect to the Coinsured Policies and to the conduct of the activities contemplated hereby, (y) be consistent with prudent management practices in the life and health insurance industry generally, and (z) comply with the Standards of Performance as referenced and described in the Administration Agreement, and
(iii) the Reinsurer shall have no liability for costs and expenses for any litigation arising out of, based on or related to any bad faith claims practices, willful misconduct, fraud or gross negligence of the Company or its Affiliates (without attributing to the Company or its Affiliates the actions of the Reinsurer or its Affiliates). In the event the Company intends to exercise its decision-making authority hereunder, it shall give prompt notice of such intention to the Reinsurer, but in no event later than ten (10) Business Days prior to the date of such exercise of authority, or such lesser period as is commercially reasonable for the Company and the Reinsurer under the circumstances.

                                  ARTICLE VIII.

                CONSIDERATION FOR REINSURANCE AND POLICY PREMIUMS

          8.1 ASSETS TO BE TRANSFERRED AT EFFECTIVE TIME. In consideration for the assumption by the Reinsurer of the Company's Reserves and Liabilities with respect to the Existing GBO Policies, as of the Effective Time, the Company will transfer and assign to the Reinsurer, and the Reinsurer shall acquire and accept from the Company, cash and/or Investment Assets with a fair market value as of close of business on the date immediately preceding the Closing Date in an amount equal to $449,746,000.00.

          8.2 TRANSITION GBO POLICIES. Except as provided in Section 8.3 hereof, no commission or reinsurance premium shall be due or payable in connection with the issuance of the Transition GBO Policies by the Company, and the reinsurance of the Transition GBO Policies by Reinsurer, pursuant to Article VI of this Coinsurance Agreement.

          8.3 POLICY PREMIUMS AND OTHER AMOUNTS. As consideration for the reinsurance of the Coinsured Policies hereunder, the Company shall, on and after the Effective Time, collect and remit to the Reinsurer any and all gross premiums, contract fees and any other amounts received on and after the Effective Time with respect to the Coinsured Policies, less returns and net of premium for Third Party Reinsurance to the extent such premium relates to the reinsurance of Coinsured Policies. Notwithstanding the foregoing, it is understood and agreed to by the parties hereto that the Company's obligation to collect premiums, contract fees and other amounts with respect to the Coinsured Policies shall be delegated to the Reinsurer in accordance with the terms of the Administration Agreement.

                                   ARTICLE IX.

                    BENEFITS AND OTHER PAYMENTS BY REINSURER

          9.1 BENEFITS. Subject to the other provisions of this Coinsurance Agreement, the Reinsurer shall assume liability for all benefit obligations with respect to Coinsured Policies, including interest payable thereon (such benefits are herein referred to as "Benefits").

          9.2 CLAIMS. Upon receipt of any information regarding a claim for Benefits on any Coinsured Policy, the Company will immediately notify the Reinsurer of such claim. The reinsured claim and copies of notifications, claim papers, and proofs will be promptly furnished by the Company to the Reinsurer as provided in the Administration Agreement.

          9.3 CLAIMS PAYMENTS. The review, payment, settlement or compromise of all claims and losses relating to the Coinsured Policies shall be handled by the Reinsurer, in its capacity as service provider, in accordance with the terms and conditions of the Administration Agreement. The Company shall have the right to make ultimate decisions regarding the contesting, compromise, or settlement of a claim with respect to a Coinsured Policy. The Reinsurer shall be bound by all such ultimate decisions of the Company, provided that: (i) the Company shall consult with the Reinsurer prior to the Company's exercise of its decision-making authority pursuant to this Section 9.3, (ii) all decisions of the Company made hereunder shall (w) comply with the terms of the Coinsured Policies, (x) comply with all material laws, regulations and orders applicable to the Company with respect to the Coinsured Policies and to the conduct of the activities contemplated hereby, (y) be consistent with prudent management practices in the life and health insurance industry generally, and (z) comply with the Standards of Performance as referenced and described in the Administration Agreement, and (iii) the Reinsurer shall have no liability for costs and expenses incurred hereunder that arise out of, are based on or related to any bad faith claims practices, willful misconduct, fraud or gross negligence of the Company or its Affiliates (without attributing to the Company or its Affiliates the actions of the Reinsurer or its Affiliates). In the event the Company intends to exercise its decision-making authority hereunder, it shall give prompt notice to the Reinsurer of such action, but in no event later than ten (10) Business Days prior to the date of such exercise of authority, or such lesser period as is commerically reasonable for the Company and the Reinsurer under the circumstances.

          9.4 REMITTANCE OF THIRD PARTY REINSURANCE. The Company shall promptly pay the Reinsurer all amounts owing from Third Party Reinsurance with respect to the Coinsured Policies irrespective of the Company's ability to collect such amounts from any other party to such Third Party Reinsurance. The Reinsurer shall pay all premiums, Commissions or other amounts due for Third Party Reinsurance to the extent attributable to reinsurance of Coinsured Policies. The Company shall have the right to terminate any and all Third Party Reinsurance with respect to the Coinsured Policies at any time or from time to time on or after one year following the Effective Time; PROVIDED, HOWEVER, that the Company shall give the Reinsurer at least ninety (90) days' prior notice of its intention to cancel any such Third Party Reinsurance.

          9.5 ALLOWANCE FOR COMMISSIONS AND EXPENSES. The Reinsurer shall assume, on an indemnity basis, liability for all Commissions, taxes and guaranty fund assessments imposed on or with respect to premiums earned under the Coinsured Policies after the Effective Time; PROVIDED, HOWEVER, the Reinsurer shall not pay the Company any allowances or amounts for liabilities for guaranty fund assessments or taxes that arise from or relate to the Existing GBO Policies and are incurred during the period ending with the Effective Time.

          9.6 EXPERIENCE RATING REFUNDS. The Reinsurer shall assume, on an indemnity basis, liability for policyholder experience rating refunds with respect to the Coinsured Policies relating to periods prior to the Effective Time. A dividend liability for policyholder experience rating refunds will be established on the Closing GAAP Balance Sheet.

                                   ARTICLE X.

                               DUTY OF COOPERATION

          10.1 DUTY OF COOPERATION. Each party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of, and consummate the transactions contemplated under, this Coinsurance Agreement. This duty to cooperate shall include, but not be limited to, making available any Coinsured Policy records which either party subsequently may require to resolve issues related to claims or Reserves or Liabilities.

                                   ARTICLE XI.

                            ACCOUNTING AND SETTLEMENT

          11.1 REMITTANCES. In connection with all balances under this Coinsurance Agreement with respect to premiums and Benefits and other amounts received or to be paid subsequent to the Effective Time, in accordance with the Administration Agreement, the Company and the Reinsurer shall establish an account with a bank or trust company with respect to which the Reinsurer shall have the authority to make deposits and withdrawals. The Company shall have no authority to make deposits or withdrawals with respect to such account. This account shall be financed by the Reinsurer for the benefit of the Company and the Reinsurer. Interest and any other income accruing on this account shall be retained by the Reinsurer for its own account.

          11.2 QUARTERLY REPORT. Within thirty (30) Business Days after the end of each Accounting Period, the Reinsurer, as service provider under the Administration Agreement, shall supply the Company with a report that shall provide data which shall account for all funds flowing through the account established pursuant to Section 11.1 during such Accounting Period and the net amount due by the Company or the Reinsurer, as appropriate under this Coinsurance Agreement at the end of such Accounting Period. The data shall be prepared substantially in the form attached hereto as Exhibit A; provided, however, that the parties may agree from time to time on the precise format and data which must be supplied on Exhibit A.

          11.3 AMOUNTS DUE EITHER PARTY. Any net amount due from the Company to the Reinsurer at the end of any Accounting Period shall be paid no later than ten (10) Business Days after the date on which the Quarterly Report showing such net amount, as described in Section 11.2 hereof, is due. Any net amount due from the Reinsurer to the Company shall be paid no later than ten (10) Business Days following the receipt of such quarterly report from the Reinsurer. If amounts due to be paid cannot be determined at such dates on an exact basis, such payments may be determined on an estimated basis, with adjustments made at the end of subsequent Accounting Periods for actual amounts ultimately determined to be due.

          11.4 INTEREST ON DELAYED PAYMENTS. Should any payment due to either the Company or the Reinsurer be delayed, such delayed payment (including any amount constituting a difference between an estimated and actual amount, as described in Section 11.3 hereof) will accrue interest at the interest rate for thirty (30) day United States Treasury bills as reported in THE WALL STREET JOURNAL as of the day on which any payment is due for the period that payment is overdue.

                                  ARTICLE XII.

                             DURATION AND TERRITORY

          12.1 DURATION. This Coinsurance Agreement shall remain in full force and effect for an unlimited time until all obligations hereunder have been discharged or until the Company and the Reinsurer shall have agreed in writing to a commutation or termination hereof.

          12.2 REINSURER'S LIABILITY. The Reinsurer's liability with respect to any Coinsured Policy will terminate when the Company's liability under the Coinsured Policy is terminated.

          12.3 TERRITORY. This Coinsurance Agreement shall apply to Coinsured Policies covering lives and risks wherever resident or situated.

                                  ARTICLE XIII.

                                   INSOLVENCY

          13.1 PAYMENTS BY REINSURER. The Reinsurer hereby agrees that, as to all reinsurance made, ceded or otherwise becoming effective hereunder, the reinsurance shall be payable by the Reinsurer on the basis of the liability of the Company under the Coinsured Policies, without diminution because of the insolvency, liquidation or rehabilitation of the Company or the appointment of a conservator, receiver, liquidator or statutory successor of the Company, directly to the Company or to its conservator, receiver, liquidator, or other statutory successor.

          13.2 CLAIMS. It is agreed that the conservator, receiver, liquidator or statutory successor of the Company shall give prompt written notice to the Reinsurer of the pendency or submission of a claim under any Coinsured Policies. During the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense available to the Company or its conservator, receiver, liquidator or statutory successor. The expense thus incurred by the Reinsurer is chargeable against the Company as a part of the expense of insolvency, liquidation or rehabilitation to the extent of a proportionate share of the benefit which accrues to the Company solely as a result of the defense undertaken by the Reinsurer. If two or more assuming reinsurers are involved in the same claim and a majority in interest elect to interpose defenses to such claim, the expense shall be apportioned in accordance with the terms of this Section 13.2 as though such expense had been incurred by the Company.

                                  ARTICLE XIV.

                                   ARBITRATION

          14.1 GENERAL. Any dispute or difference between the parties with respect to the operation or interpretation of, or arising from or relating to, this Coinsurance Agreement on which an amicable understanding cannot be reached shall be decided by binding arbitration. Arbitration hereunder shall be pursuant to and in accordance with the terms, conditions and procedures set forth in Article XV of the Purchase Agreement.

                                   ARTICLE XV.

                                 INDEMNIFICATION

          15.1 THE REINSURER. The Reinsurer hereby agrees on demand to indemnify and hold harmless the Company and its Affiliates, and their respective officers, directors and employees from and against any and all demands, actions, proceedings, suits (by any Person, entity or group, including, without limitation, any Governmental Entity) and Liabilities, paid or incurred (including reasonable attorneys' fees), resulting from or arising out of the breach of or failure to perform any of the duties, obligations, covenants or agreements of the Reinsurer contained in this Coinsurance Agreement.

          15.2 THE COMPANY. The Company hereby agrees on demand to indemnify and hold harmless the Reinsurer and its Affiliates, and their respective officers, directors and employees from and against any and all demands, actions, proceedings, suits (by any Person, entity or group, including, without limitation, any Governmental Entity) and Liabilities, paid or incurred (including reasonable attorneys' fees), resulting from or arising out of the breach of or failure to perform any of the duties, obligations, covenants or agreements of the Company contained in this Coinsurance Agreement.

          15.3 INDEMNIFICATION PROCEDURES. Indemnification under Section 15.1 and 15.2 shall be made using the procedures, terms and conditions contained in Sections 14.2 and 14.3 of the Purchase Agreement as if fully set forth herein, with (i) references in Section 14.2(a) to "indemnification under Section 14.1 of this Agreement" changed to refer to "indemnification under Section 15.1 or 15.2, as the case may be, of this Coinsurance Agreement", (ii) the phrase "except as provided in Section 14.1(g) and" deleted in Section 14.2(c), (iii) references in
Section 14.3 to "this Article XIV" shall be changed to refer to "this Section 15.1" or "this Section 15.2", as the case may be, and (iv) the phrases "and, in any event, within the time period referred to in Section 14.1(g)" and "So long as Indemnitee provides the Indemnity Notice within the time period referred to in Section 14.1(g)," deleted from the text of Section 14.3; PROVIDED, HOWEVER, that such indemnification shall be on a first dollar basis and be without regard to the aggregate of all indemnifiable losses.


          15.4 SURVIVAL OF ARTICLE. This Article shall survive termination of this Coinsurance Agreement.

                                  ARTICLE XVI.

                            MISCELLANEOUS PROVISIONS

          16.1 NO THIRD PARTY BENEFICIARIES. This Coinsurance Agreement is between the Company and the Reinsurer, and the performance of the obligations of each party under this Coinsurance Agreement shall be rendered solely to the other party. In no instance shall anyone other than the Company or the Reinsurer, or their successors or permitted assigns, have any rights, benefits or remedies under this Coinsurance Agreement. Until the Reinsurer has reinsured a Coinsured Policy on an assumption reinsurance basis pursuant to the Assumption Agreement, the Reinsurer shall not be liable to any insured, contract owner, or beneficiary under any Coinsured Policy.

          16.2 HEADINGS AND EXHIBIT. Headings used herein are inserted solely for the convenience of reference and are not a part of this Coinsurance Agreement and shall not affect the terms hereof. The attached Exhibit and Schedule are a part of this Coinsurance Agreement.

          16.3 NOTICES. All notices hereunder shall be in writing, addressed as follows, or to such other address as may, from time to time, be given in accordance with this Coinsurance Agreement:

          IF TO THE COMPANY:

               JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
               200 Clarendon Street
               Boston, MA     02117
               Attention:     Thomas E. Moloney,
                              Chief Financial Officer
               Telephone:     (617) 572-0600
               Fax:           (617) 572-5170

          With copies to:

               JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
               200 Clarendon Street
               Boston, MA 02117
               Attention:     Michael H. Studley, Esq.
               Telephone:     (617) 572-9253
               Fax:           (617) 572-1565

               Rogers & Wells
               200 Park Avenue
               New York, NY   10166
               Attention:     Paul C. Meyer, Esq.
               Telephone:     (212) 878-8176
               Fax:           (212) 878-8375

          IF TO THE REINSURER:

               UNICARE LIFE & HEALTH INSURANCE COMPANY
               21555 Oxnard Street
               Woodland Hills, CA  91367
               Attention:     Leonard D. Schaeffer, Chairman
                              and Chief Executive Officer
               Telephone:     (818) 703-3145
               Fax:           (818) 703-3253

          With copies to:

               UNICARE LIFE & HEALTH INSURANCE COMPANY
               21555 Oxnard Street
               Woodland Hills, CA  91367
               Attention:     Thomas C. Geiser, Esq.,
                                General Counsel
               Telephone:     (818) 703-2412
               Fax:           (818) 703-4406

               Brobeck, Phleger & Harrison LLP
               Spear Street Tower
               One Market
               San Francisco, CA  94105
               Attention:     Ronald B. Moskovitz, Esq.
               Telephone:     (415) 442-0900
               Fax:           (415) 442-1400

Notices shall be sent by United States mail, by registered or certified mail, and shall be deemed to have been received three (3) Business Days after deposit in the mail. Notices may also be sent by hand, by telefax, or by overnight delivery service, and if so given, shall be deemed received when delivered if a receipt of delivery is obtained.

          16.4 SEVERABILITY. If any term or provision of this Coinsurance Agreement shall be held void, illegal, or unenforceable, the validity of the remaining portions or provisions of this Coinsurance Agreement shall not be affected thereby.

          16.5 ASSIGNMENT. This Coinsurance Agreement may not be assigned by either party without the prior written consent of the other and any attempted assignment without such consent shall be void.

          16.6 SUCCESSORS AND ASSIGNS. The provisions of this Coinsurance Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

          16.7 EXECUTION IN COUNTERPARTS. This Coinsurance Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          16.8 AMENDMENTS. This Coinsurance Agreement may be amended only by written amendment hereto executed by the parties.

          16.9 WAIVER. The failure of the Company or Reinsurer to insist on strict compliance with this Coinsurance Agreement, or to exercise any right or remedy under this Coinsurance Agreement, shall not constitute a waiver of any rights provided under this Coinsurance Agreement, nor stop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising such a right or remedy in the future.

          16.10 INTERPRETATION. No provision of this Coinsurance Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted.

          16.11 ENTIRE AGREEMENT. This Coinsurance Agreement constitutes the entire agreement and understanding between the parties hereto, and supersedes all prior agreements, whether oral or written, between the parties, with respect to the subject matter hereof.

          16.12 GOVERNING LAW. This Coinsurance Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to principles of conflicts of law thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Coinsurance Agreement to be duly executed by their respective officers thereunto duly authorized, as of the first day of March, 1997.


                                                  JOHN HANCOCK MUTUAL LIFE
                                                  INSURANCE COMPANY


                                                  By: /s/ Thomas Moloney
                                                     --------------------------
                                                     Name:  Thomas Moloney
                                                     Title: Chief Financial
                                                            Officer


                                                  UNICARE LIFE & HEALTH
                                                  INSURANCE COMPANY


                                                  By: /s/ D. Mark Weinberg
                                                     --------------------------
                                                     Name: D. Mark Weinberg
                                                     Title: President

                                                                       EXHIBIT A


                              COINSURANCE AGREEMENT
                                     between
                                   THE COMPANY
                                       and
                                    REINSURER


                          Effective Date
                                         -------------
                            BULK ACCOUNTING STATEMENT

             STATEMENT FOR ACCOUNTING PERIOD BEGINNING
                                                       ------------
                        SUMMARY OF MONETARY TRANSACTIONS

(1)  CONSIDERATION FOR REINSURANCE
                                   ---------------------------------

(2)  COMMISSIONS
                                   ---------------------------------

(3)  EXPENSE ALLOWANCES
                                   ---------------------------------

(4)  BENEFITS (including interest)
                                   ---------------------------------

(5)  EXPERIENCE RATING REFUNDS
                                   ---------------------------------

     NET AMOUNT DUE TO THE
     COMPANY
                                   ---------------------------------

     NET AMOUNT DUE TO REINSURER
                                   ---------------------------------